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                                                                  EXHIBIT (g)(i)

                                     FORM OF
                                 AMENDMENT NO. 1
                                       TO
                               CUSTODIAN AGREEMENT


         Amendment No. 1, dated as of [July 31, 2003] ("Amendment"), to the Custodian Agreement dated as of December 31, 2001 ("Agreement") by and between AXA Premier VIP Trust and The JPMorgan Chase Bank.

         The parties hereto agree that Schedule C thereto is replaced in its entirety by Schedule C attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.


         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.





AXA PREMIER VIP TRUST                  THE JPMORGAN CHASE BANK




By:                                    By:
   ---------------------------------      ---------------------------------
Name:  Steven M. Joenk                 Name:  John K. Breitweg
Title: President and                   Title: Vice President
       Chief Executive Officer

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                                   SCHEDULE C
                                       TO
                                 AMENDMENT NO. 1
                                       TO
                               CUSTODIAN AGREEMENT

                             PORTFOLIOS OF THE TRUST


                   AXA Premier VIP Large Cap Growth Portfolio
                 AXA Premier VIP Large Cap Core Equity Portfolio
                    AXA Premier VIP Large Cap Value Portfolio
                 AXA Premier VIP Small/Mid Cap Growth Portfolio
                  AXA Premier VIP Small/Mid Cap Value Portfolio
                 AXA Premier VIP International Equity Portfolio
                      AXA Premier VIP Technology Portfolio
                      AXA Premier VIP Health Care Portfolio
                       AXA Premier VIP Core Bond Portfolio
                      AXA Conservative Allocation Portfolio
                   AXA Conservative-Plus Allocation Portfolio
                        AXA Moderate Allocation Portfolio
                     AXA Moderate-Plus Allocation Portfolio
                       AXA Aggressive Allocation Portfolio
                   AXA Premier VIP Aggressive Equity Portfolio
                      AXA Premier VIP High Yield Portfolio